Exhibit 10.1

JOINT VENTURE Agreement

This JOINT VENTURE AGREEMENT (this “Agreement”), dated as of October 21, 2019, is made by and among Healthbanks Biotech (USA) Inc., a California corporation (“Healthbanks”), Cesca Therapeutics Inc., a Delaware corporation (“Cesca”), and ImmuneCyte Life Sciences Inc., a Delaware corporation (the “Company”). Healthbanks, Cesca and the Company are each referred to herein as a “Party” and, collectively, as the “Parties.”

recitals

WHEREAS, the Parties desire to form a joint venture on the terms set forth herein in connection with the development and commercialization of Cesca’s cellular processing technologies for a new immune cell banking service.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the Parties hereby agree as follows:

ARTICLE I
Strategic Initiative Transactions

1.1     Contribution and Issuance of Shares. Concurrently with the execution of this Agreement:

(a)     the Company is issuing 8,000,000 shares of the Class B common stock of the Company, par value $0.001 per share (the “Class B Common Stock”) to Healthbanks;

(b)     simultaneously therewith, the Company is issuing in the aggregate 2,000,000 shares of the Class A-1 common stock of the Company, par value $0.001 per share, the “Class A-1 Common Stock,” and the Class A-1 Common Stock together with the Class B Common Stock and the below defined Class A-2 Common Stock, the “Common Stock”) to Cesca (the transactions described in clause (a) and this clause (b), the “Issuances”); and

(c)     immediately after the Issuances, (i) Healthbanks shall hold 8,000,000 shares of Class B Common Stock, and no other equity interests in the Company and (ii) Cesca shall hold 2,000,000 shares of Class A-1 Common Stock, and no other equity interests in the Company.

1.2     Consummation of Joint Venture. Healthbanks and Cesca have agreed that the joint venture will have materially the terms set forth in the “term sheet” attached hereto as Exhibit A (the “Term Sheet”). The Parties (a) shall each reasonably promptly cooperate to draft, execute, and deliver, or shall cause to be executed and delivered, such definitive documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the Term Sheet and the provisions of this Agreement and give effect to the transactions contemplated hereby and thereby, and (b) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the consummation of the transactions contemplated by the Term Sheet or by this Agreement. The Parties agree that they shall enter into definitive documents to affect the transactions described by the Term Sheet on or before December 31, 2019 (the “Closing”). At the Closing, each Party will deliver duly executed counterparts of a contribution agreement, stockholders’ agreement, supply agreement and other agreements contemplated by the Term Sheet.

ARTICLE II
representations and warranties of THE PARTIES

Each Party hereby represents and warrants to each other Party as follows:

2.1     Organization. Such Party is duly incorporated, validly existing and in good standing under the Laws of its state of incorporation

2.2    Authorization. Such Party has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized by the board of directors of such Party. This Agreement has been duly and validly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.

2.3     No Conflict. The execution and delivery of this Agreement by such Party and the consummation of the transactions contemplated by this Agreement will not violate any Law to which such Party is subject or any provision of the articles of incorporation or bylaws of such Party or any other agreement or understanding by which such Party is bound. Such Party is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or any other Person in connection with the consummation of the transactions contemplated by this Agreement, other than as have been given, made, or obtained already.

2.4     Actions and Claims. There are no civil, criminal or administrative actions, investigations, proceedings, suits, demands or claims filed or conducted by or before any Governmental Authority, arbitrator or mediator pending or threatened against such Party relating to the transactions contemplated by this Agreement.

2.5     No Additional Representations. Notwithstanding any other provision in this Agreement, except for the representations and warranties expressly set forth in this Article II and Article III or in definitive agreement entered into pursuant hereto, such Party acknowledges that no other Party nor any of its Affiliates or representatives makes, will make, or has made any express or implied representation or warranty whatsoever.

2.6     Independent Analysis. Each Party confirms that such Party has had made available to it the opportunity to ask questions of each other Party, to access all materials, documents and other information that it deems necessary or advisable to evaluate the transactions contemplated by this Agreement. Each Party has made its own independent examination, investigation, analysis and other relevant evaluation of the transactions contemplated by this Agreement and has undertaken such due diligence as it deems adequate.

2.7     Brokers. Such Party has not entered into any agreement or understanding with any Person which may result in the obligation of any Party to pay any fees or commissions to any broker or finder or Person providing comparable or similar services as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

ARTICLE III
representations and warranties of The Company

The Company hereby represents and warrants to Healthbanks and Cesca as follows:

3.1     Capitalization. The authorized capital stock of the Company consists of 12,000,000 shares of Common Stock, consisting of 8,000,000 shares of Class B Common Stock, 2,000,000 shares of Class A-1 Common Stock, and 2,000,000 shares of Class A-1 Common Stock. After giving effect to the Issuances, 8,000,000 shares of Class B Common Stock are held by Healthbanks, 2,000,000 shares of Class A-1 Common Stock are held by Cesca, and no other shares of Common Stock are held by any other Person. All of the issued and outstanding shares of Common Stock were duly authorized for issuance, are validly issued, fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights and have been offered, issued, sold and delivered by the Company in compliance with all applicable Laws. There are no declared but unpaid dividends or distributions with regard to any issued and outstanding shares of Common Stock. There are no options, warrants, calls, or other rights or securities exercisable or exchangeable or convertible for any shares or other equity interests in the Company. There are no outstanding phantom stock, profit participation or other similar rights with respect to the Company or any shares of Common Stock.

3.2     Subsidiaries. The Company does not own, nor has the Company ever owned, equity interests in any Person.

3.3     No Liabilities. The Company has no liabilities, known or unknown, contingent or otherwise, except for those arising from its obligations arising under this Agreement and any agreement executed in connection herewith. The Company has not operated any business prior to the Issuances.

ARTICLE IV
covenants

4.1     Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each Party will use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable in connection with this Agreement and applicable Law to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Person all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Person that are necessary to consummate the Joint Venture Transactions and the transactions contemplated hereby.

ARTICLE V
MISCELLANEOUS

5.1     Expenses. Unless otherwise expressly set forth herein, all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with the Joint Venture Transactions, this Agreement and the transactions contemplated hereby and thereby shall be paid by the Party incurring such cost or expense.

5.2     Successors and Assigns; Third-Party Beneficiaries. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of such Party’s rights or delegate any of such Party’s obligations under this Agreement to any Person without the prior written consents of the other Parties to this Agreement, and any purported assignment or delegation without such prior written consents will be void and of no effect. Except as expressly contemplated herein, each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

5.3     Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (a) the date such notice is served by personal delivery upon the Party for whom it is intended, (b) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (c) three Business Days after mailing if sent by certified or registered mail, return receipt requested, or (d) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

If to Healthbanks:

185 Technology Drive, Suite 150
Irvine, CA 92618
Attention: Billie Ahluwalia, Principal Accounting Officer
Email: bahluwalia@healthbanks.us

If to Cesca:

Cesca Therapeutics Inc.
2711 Citrus Road
Rancho Cordova, CA 95742
Attention: Jeff Cauble, VP of Finance, Principal Accounting Officer
Email: jcauble@cescatherapeutics.com

with a copy to (which will not constitute notice):

Foley & Lardner LLP
100 N. Tampa St., Suite 2700
Tampa, Florida 33602
Attention: Curt P. Creely, Esq.
Email: ccreely@foley.com

If to the Company:

185 Technology Drive, Suite 150
Irvine, CA 92618
Attention: Billie Ahluwalia, Principal Accounting Officer
Email: bahluwalia@healthbanks.us

Any Party may change the address, email address or the Persons to whom notices or copies hereunder will be directed by providing written notice to the other Parties of such change in accordance with this Section 5.3.

5.4     Complete Agreement. This Agreement, the Schedule and the Exhibits attached hereto and the other documents delivered and contemplated to be delivered by the Parties in connection herewith contain the complete agreement between the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings (whether written or oral) between the Parties with respect thereto.

5.5     Certain Definitions. As used in this Agreement:

(a)     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

(b)     “Business Day” means any day other than a Saturday, Sunday, or day on which the Federal Reserve Bank sitting in New York, New York is authorized to be closed.

(c)     “Governmental Authority” means any federal, state, national, international, provincial, municipal or other governmental department, commission, board, bureau, agency, legislative or administrative body, instrumentality, or any court or tribunal of the United States, any of its possessions or territories, or any state.

(d)     “Law” means any federal, state, national, tribal, provincial, local or other law, rule of common law, constitution, treaty, statute, act, code, ordinance or other governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

(e)     “Person” means any individual, corporation, partnership, limited liability company, association, trust, Governmental Authority, unincorporated entity or other legal entity.

5.6     Amendment. This Agreement may be amended or modified only by an instrument in writing duly executed by the Parties.

5.7     Waiver. At any time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the covenants, agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by the applicable Party making the waiver. No waiver of any provision hereunder or any breach or default thereof will extend to or affect in any way any other provision or prior or subsequent breach or default.

5.8     Governing Law; Consent to Jurisdiction. This Agreement is to be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without regard to its rules of conflict of laws. Each of the Parties agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by each of the Parties in express reliance upon 6 Del. C. § 2708. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, any state court in the State of Delaware (all such courts, a “Court”). A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties irrevocably agrees: (1) to the extent such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify each of the other Parties of the name and address of such agent, and (2) that service of process may, to the fullest extent permitted by applicable Law, also be made on such Party, at its address for notices provided for in this Agreement, by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (1) or (2) above shall, to the fullest extent permitted by applicable Law, have the same legal force and effect as if served upon such Party personally within the State of Delaware. Each Party irrevocably agrees not to assert (x) any objection which it may ever have to the laying of venue of any such action in the applicable Court and (y) any claim that any such action brought in any such Court has been brought in an inconvenient forum.

5.9     Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 5.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

5.10     Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

5.11     Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties. The signatures of all of the Parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person.

5.12     Enforcement of Agreement. Each Party’s obligation under this Agreement is unique. The Parties acknowledge that money damages would not be an adequate remedy at law if any Party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each Party, in addition to any other remedy to which it may be entitled under this Agreement, at law or in equity, shall be entitled to an injunction or similar equitable relief restraining such Party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law. No remedy shall be exclusive of any other remedy, and all available remedies shall be cumulative.

5.13     Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference or citation in this Agreement to any contract or any federal, state, local or foreign statutes, regulations or other Laws or statutory or regulatory provision shall, when the context requires, be deemed references or citations to such contracts, statutes, regulations, other Laws or provisions, as amended, modified and supplemented from time to time (and, in the case of a statute, regulation or other Law, to (i) any successor provision and (ii) all rules and regulations promulgated thereunder); (b) all references to the preamble, recitals, Sections, Articles or Exhibits are to the preamble, recitals, Sections, Articles or Exhibits of or to this Agreement; (c) the words “herein”, “hereto”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender will also include the feminine and neutral genders and vice versa; (e) words importing the singular will also include the plural, and vice versa; (f) the words “include”, “including” and “or” mean without limitation by reason of enumeration; (g) all references to “$” or dollar amounts are to lawful currency of the United States of America; (h) the terms “delivered” or “made available” or similar phrases when used in this Agreement will mean that such documents or other information has been physically or electronically delivered to the relevant parties, including via a virtual data room; and (i) time periods within or following which any payment is to be made or any act is to be done will be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

[Remainder of Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement, or have caused this Agreement to be executed, as of the day and year first above written.

Healthbanks: Healthbanks Biotech (USA) Inc. By: /s/ Billie Ahluwalia Name: Billie Ahluwalia Title: Principal Accounting Officer
Cesca: Cesca Therapeutics Inc. By: /s/ Jeff Cauble Name: Jeff Cauble Title: VP of Finance, Principal Accounting Officer
The Company: ImmuneCyte Inc. By: /s/ Billie Ahluwalia Name: Billie Ahluwalia Title: Principal Accounting Officer

Exhibit A

TERM SHEET

JOINT VENTURE BETWEEN HEALTHBANKS BIOTECH (USA) INC.
AND CESCA THERAPEUTICS INC.

This term sheet sets forth certain key terms of a proposed joint venture (the “Joint Venture”) between Healthbanks Biotech (USA) Inc., a California corporation (“Healthbanks”) with principal office at 185 Technology Drive, Suite 150, Irvine, CA 92618, and Cesca Therapeutics Inc., a Delaware corporation (“Cesca”) with principal office at 2711 Citrus Road, Rancho Cordova, CA 95742, relating to development and commercialization of Cesca’s proprietary cell processing platform for the use in immune cell banking and cell-based contract development and manufacturing service (CMO/CDMO) field, including immune cell processing, cryostorage, and other cellular manufacturing services for cell and gene therapies (the “Business”). This term sheet set forth the key terms and guidelines for the Joint Venture and the final binding legal obligations, rights, or duties with respect to the parties referred to herein. This term sheet does not purport to be a complete description of the proposed Joint Venture and the terms to be included in the definitive transaction documents, and in the event of a conflict between the definitive transaction documents and the provisions of this term sheet, the definitive transaction documents will prevail.

PURPOSE:

Cesca is engaged in the research, development, and commercialization of cell-based therapeutics for use in regenerative medicine. The Company currently operates two divisions, ThermoGenesis and Cesca Clinical Division.

Cesca intends to be spin out its clinical assets and to be more focused on the development and commercialization of scientific tools and services for the cell & gene therapies. Cesca also intends to further expand its automated cell processing technology to CMO/CDMO service areas, through the Joint Venture.

Healthbanks has FDA certified and AABB accredited laboratory facility and business expertise and know-how in the cell banking industrial sector. Cesca and Healthbanks intends to form a Joint Venture to develop and commercialize Cesca’s proprietary cellular processing platform for the use in CMO/CDMO field, including immune cell processing, cryostorage, and other cellular manufacturing services for cell and gene therapies.

SCOPE OF JOINT VENTURE:

The Joint Venture, is to be formed by and between Healthbanks and Cesca, focusing to develop and commercialize Cesca’s proprietary cellular processing platform for the use in CMO/CDMO field, including immune cell processing, cryostorage, and other cellular manufacturing services for cell and gene therapies.

Exhibit A Page 1 of 8

NAME OF JOINT VENTURE:	The name of the Joint Venture is to be ImmuneCyte Inc, organized as C Corp incorporation under the laws of the State of Delaware.

HEALTHBANKS’ CAPITAL CONTRIBUTIONS

Healthbanks’ initial capital contribution to the Joint Venture will be comprised of the following:

●     Initial Cash Contributions: An initial cash contribution in the amount of one (1) million USD unsecured, non-convertible, line-of-credit, carrying a 10% discount interest rate; and

●     Proprietary Technology and Know How: Healthbanks provides the following proprietary technology and know-hows to the joint venture:

o    A license free and royalty free usage of the proprietary Business Management System (BMS) (software that supports business operation).

o    A license free and royalty free usage of the proprietary Customer Relationship Management (CRM) (software that supports business operation).

o    A license free and royalty free usage of the proprietary Laboratory Information System (LIS) (software that supports business operation).

●     Facilities and Services: Healthbanks provides the following cGMP facility infrastructure and services for the immune cell processing and cryostorage services, pursuant to a Facilities and Services Agreement, at a price of “Basic Cost + 15%”.

o    Use of 50% of the 18,000 sq. ft. of FDA certified laboratory and office facilities currently located at 185 Technology Dr., Suite #150, Irvine, California (the “Facility”).

o    Use of the regulatory, quality assurance and laboratory staff support by the Joint Venture based on billing between the parties.

CESCA’S CAPITAL CONTRIBUTIONS:	Cesca’s capital contribution to the Joint Venture will be comprised of the following: ● Initial Cash Contributions: There is no initial cash contribution by Cesca; and

Exhibit A Page 2 of 8

●     Exclusive Supply Agreement and Related Technology License: Cesca will enter into a supply agreement with the Joint Venture under which the Joint Venture will have the worldwide, perpetual exclusive right to purchase Cesca’s proprietary cell processing equipment in the immune cell banking business and a non-exclusive right to purchase it for other cell-based contract development and manufacturing (CMO/CDMO) services. Cesca will also provide related support and maintenance services and will grant the Joint Venture an exclusive license to use the Cesca technology necessary to use the purchased equipment in the immune cell banking business. Cesca will also provide the use of the regulatory, quality assurance and engineer staff support by the Joint Venture. The equipment and services under the Supply Agreement will be provided at a price of “Basic Cost + 15%”.

●     Clinical Assets: The following clinical assets:

o    Spin off intellectual properties and trademarks related to Cesca’s clinical program (Appendix I).

DEFINITION OF BASIC COST:

For rent lease, utility bill, phone service bill, it means direct cost paid to third parties. For intercompany charge of labors and services commanded by the joint venture, it means the salary and fringe benefits of the service provider’s employees. For equipment, it means of the purchasing price linearly amortized over five (5) year periods. For reagents used, it means direct price paid to third party. For laboratory quality certifications, it means the direct cost associated with the certification processes. Other undefined costs are to be negotiated under good faith between the parties.

EQUITY OWNERSHIP AND CAPITALIZATION:

The Joint Venture will initially be owned 80%/20% by Healthbanks and Cesca, respectively. It is the parties’ intent that the capital contributions of each of Healthbanks and Cesca will be made pursuant to a Section 351 tax-free exchange, with Healthbanks being issued 8,000,000 shares of common stock of the Joint Venture and Cesca being issued 2,000,000. All of the initial capital of the Joint Venture will be contributed as common equity, with all shares having one vote per share (except that Healthbanks will hold a class of common stock with 100 votes per share). There will be not initially be any preferred equity in the Joint Venture.

CESCA ANTI-DILUTION:

Cesca’s interest in the Joint Venture will be subject to anti-dilution protection such that with respect to any issuance other than a Qualified Issuance, Cesca will maintain the full $5,000,000 value of its interest. A “Qualified Issuance” is any issuance of equity securities by the Joint Venture to institutional investors in an aggregate amount of at least $1,000,000 at a valuation for the Joint Venture of at least $25,000,000. Cesca’s anti-dilution protection will terminate upon a Qualified Issuance.

Exhibit A Page 3 of 8

MINORITY PROTECTIONS AND INFORMATION RIGHTS:

Before the valuation for the Joint Venture reaches $25,000,000. Cesca has the right to nominate at least one board member and veto right on issuing new equity, shares, and major transactions related to purchase and sale of assets. Cesca’s minority protection will terminate upon a Qualified Issuance.  The Joint Venture will grant to Cesca customary information rights, including the right to receive quarterly and annual financial statements and the right to receive other financial and capitalization information regarding the Joint Venture. In addition, Cesca will have the right to require that the Joint Venture’s annual financial statements be audited.

MANAGEMENT OF JOINT VENTURE:

The Joint Venture will be managed by a board of directors (the “Board”) comprised initially of 3 persons, of which at least one (1) persons will be appointed by Cesca. Except as provided under “MAJOR DECISIONS” below, the Board will have full management and control of the Joint Venture and the Business, and any action or decision by the Board will require the affirmative vote of at least a majority of the members of the Board.

The day-to-day operations of the Joint Venture will initially be managed by the interim general manager. A search of the Chief Executive Officer will commence soon after the formation of the Joint Venture. The Board will oversee and assign necessary executive during the interim period.

MAJOR DECISIONS:

Before the valuation for the Joint Venture reaches $25,000,000, the following actions by the Joint Venture will require the approval of both Healthbanks and Cesca:

●     The issuance of new equity, or creation of new classes of equity.

●     The incurrence of debt above $10 million.

●     The sale of material assets or IP.

OFFICE AND OPERATIONS:	The Joint Venture will maintain its principal office and operations at the Facility. The address of the Joint Venture’s principal office will be at 185 Technology Drive, Suite 150, Irvine, CA92618.

TRANSFER RESTRICTIONS:	Neither party will be permitted to transfer its interest in the Joint Venture without the prior written consent of the other party.

INTELLECTUAL PROPERTY:

Intellectual property will be owned as follows:

●     Each party’s background intellectual property will continue to belong to such party.

●     Newly developed intellectual property developed by the Joint Venture will be the property of the Joint Venture.

Exhibit A Page 4 of 8

PRINCIPAL TERMS OF SUPPLY AGREEMENT:

The following will be the principal terms of the Cesca Supply Agreement to the Joint Venture:

●      General Scope. This Agreement specifies the terms and conditions under which Cesca agrees to sell its equipment and provide its services related to the Business as described above.

●     Exclusivity. Supplier agrees to grant worldwide, perpetual exclusive rights to the Joint Venture to purchase Cesca’s proprietary equipment and, in connection therewith, use Cesca’s technology for the immune cell banking service, and non-exclusive rights to other CMO/CDMO service business defined.

●      Indemnity. Cesca shall not be liable to the Joint Venture for any injury, damage or loss due to the use of Cesca Technology. The Joint Venture, agrees to indemnify and hold harmless Cesca from any loss, expense or claims arising out of using Cesca Technology.

PRINCIPAL TERMS OF THE FACILITIES AND SERVICES AGREEMENT:

The following will be the principal terms of the Healthbanks Facilities and Services Agreement:

●      Location. The United States Food and Drug Administration certified lab and office facilities are currently located and operated by Healthbanks at 185 Technology Dr., Suite #150, Irvine, California. Initially, 50% of the Facility is assigned for use by the Joint Venture.

●      Access and Use. During the Term, the Joint Venture and its employees, contractors, subcontractors and invitees shall have access to the Facility for the purposes of the Business or as otherwise permitted by the Parties or by the terms of this Agreement.

●     Compliance with Laws, Regulations and Rules. In conducting the Business, the Joint Venture shall adhere and shall cause its employees, contractors, and/or invitees to adhere to all laws, rules and regulations applicable to the Required Standard, the use and occupancy of the Facility, and all safety requirements, guidelines, or rules that Healthbanks has established with respect to the Facility.

●      Indemnity. Healthbanks shall not be liable to the Joint Venture for any injury, damage or loss on or about the Facility or any adjacent area. The Joint Venture, agrees to indemnify and hold harmless Healthbanks from any loss, expense or claims arising out of using the Facility.

Exhibit A Page 5 of 8

●      Services and Compensation. During the Term, Healthbanks shall provide to the Joint Venture the services of laboratory, quality and regulatory staff in connection with the Business in accordance with the required standards. The Company shall reimburse Healthbanks on a monthly basis for its Costs (defined previous) plus 15%.

●     Required Standard. The services performed hereunder in connection with the Business shall be performed in good faith, with reasonable care and shall be performed in a timely manner consistent with Healthbanks’ historical practice.

PRINCIPAL TERMS OF CONTRIBUTION AGREEMENT:

The following will be the principal terms of the Contribution Agreement:

●      Assets. Each contributor transfers and conveys to the Joint Venture, free and clear of all liens, claims, and encumbrances, all of the assets described in Healthbanks Capital Contributions and CESCA Capital Contributions (the “Assets”).

●     No Representations. The Joint Venture will acknowledge that each contributors has not made, and disclaims any and all, representations and warranties to the Joint Venture with respect to the Assets, other than for Contributor’s representations (made hereby) that: (i) contributor has sole, exclusive, good and marketable title free and clear of all liens to the Assets; and (ii) Contributor has all requisite corporate power and authority to execute, deliver and perform this Bill of Sale and the transactions contemplated hereby, without violating any known third party rights, and when executed by contributor, the Bill of Sale will be enforceable against Contributor. The Joint Venture agrees that, subject to the foregoing representations, it is taking the Assets on an “as is”/ “where is” basis.

BINDING:

Once executed, this term sheet shall be a binding agreement of the parties. The parties shall negotiate in good faith to conclude and execute final definitive documentation that reflects key terms and guidelines for the Joint Venture set forth in this term sheet no later than December 31, 2019. The failure to agree upon such documentation shall not void this term sheet. Any party terminates without reason shall pay a penalty of $500,000 USD.

GOVERNING LAW, DISPUTE RESOLUTION:	The Contribution Agreement and related agreements will all be governed by the law of the State of California or Delaware.

[blank below]

Exhibit A Page 6 of 8

APPENDIX I

FILE NUMBER	TITLE	COUNTRY	STATUS	TYPE	APPLICATN #	FILE DATE	PATENT #	ISSUE DATE	EST. EXP. DATE
P262641.CN‐HK.01	RAPID INFUSION OF AUTOLOGOUS BONE MARROW DERIVED STEM CELLS	Hong Kong	Published	Utility	16105929.7	5/24/2016
P262641.US.01	RAPID INFUSION OF AUTOLOGOUS BONE MARROW DERIVED STEM CELLS	United States of America	Issued	Utility	14/296,360	6/4/2014	9,439,930	9/13/2016	1/29/2033
P262641.US.02	RAPID INFUSION OF AUTOLOGOUS BONE MARROW DERIVED STEM CELLS	United States of America	Issued	Utility	14/297,565	6/5/2014	9,402,867	8/2/2016	1/12/2033
P262641.US.03	RAPID INFUSION OF AUTOLOGOUS BONE MARROW DERIVED STEM CELLS	United States of America	Issued	Utility	14/297,557	6/5/2014	9,393,269	7/19/2016	1/12/2033
P262641.WO.01	RAPID INFUSION OF AUTOLOGOUS BONE MARROW DERIVED STEM CELLS	PCT	Completed	Utility	PCT/US2014/01 0745	1/8/2014
P262641.WO‐CN.01	RAPID INFUSION OF AUTOLOGOUS BONE MARROW DERIVED STEM CELLS	China	Allowed	Utility	201480014602.0	1/8/2014
P262641.WO‐IN.01	RAPID INFUSION OF AUTOLOGOUS BONE MARROW DERIVED STEM CELLS	India	Pending	Utility	7120/DELNP/2015	1/8/2014
P262641.WO‐JP.01	RAPID INFUSION OF AUTOLOGOUS BONE MARROW DERIVED STEM CELLS	Japan	Allowed	Utility	2015‐552751	1/8/2014

FILE NUMBER	TITLE	COUNTRY	STATUS	TYPE	APPLICATN #	FILE DATE	PATENT #	ISSUE DATE	EST. EXP. DATE
P262642.US.01	INTRAMUSCULAR ADMINISTRATION OF AUTOLOGOUS BONE MARROW FOR TREATMENT	United States of America	Completed	Prov	62/156,126	5/1/2015
P262642.WO.01	INTRAMUSCULAR ADMINISTRATION OF AUTOLOGOUS BONE MARROW FOR TREATMENT	PCT	Completed	Utility	PCT/US2016/02 9863	4/28/2016
P262642.WO‐CN.01	INTRAMUSCULAR ADMINISTRATION OF AUTOLOGOUS BONE MARROW FOR TREATMENT	China	Published	Utility	201680038228.7	4/28/2016
P262642.WO‐IN.01	INTRAMUSCULAR ADMINISTRATION OF AUTOLOGOUS BONE MARROW FOR TREATMENT	India	Pending	Utility	201717039350	4/28/2016
P262642.WO‐US.01	INTRAMUSCULAR ADMINISTRATION OF AUTOLOGOUS BONE MARROW FOR TREATMENT	United States of America	Published	Utility	15/571,244	4/28/2016			4/28/2036